UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 26, 2004

                          OneSource Technologies, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                     000-30969             65-0691963
 ------------------------------   ----------------------   -------------------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation or jurisdiction)                            Identification Number)


 15730 N. 83rd Way, Suite 104, Scottsdale, Arizona                     85260
 -------------------------------------------------                     -----
     (Address of principal executive office)                        (Zip Code)


       Registrant's telephone number, including area code: (800) 279-0859




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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03. Amendment to Articles of Incorporation or Bylaws;
           Change in Fiscal year

On August 26, 2004, the Board of Directors of OneSource Technologies, Inc. (the "Company") adopted certain amendments to the Company's Bylaws. The Board of Directors adopted these changes in order to improve the Company's corporate governance and to modify certain provisions that were put in effect prior to the time that the Company's common stock was registered under the Securities Exchange Act of 1934, as amended, and the Company began filing reports with the SEC. The following provisions of the Bylaws were changed, added, or deleted by the amendments adopted by the Board of Directors:

o Section 2 of Article I was revised to provide that the Board of Directors has the authority to fix the compensation of the Company's directors. The Bylaws previously gave this authority to the Company's stockholders. In addition, the last sentence of Section 2 of Article I was deleted. This sentence had provided that the Company's directors would serve without compensation unless compensation was specifically authorized by the Company's stockholders.

o Section 4 of Article I was modified (a) to fix the number of directors at a minimum of three and a maximum of nine, and (b) to require that a majority of the Company's directors be independent, as defined in the Sarbanes Oxley Act.

o Section 9 of Article I was modified to require that the Board of Directors establish an Executive Committee, an Audit Committee, a Nominating/Corporate Governance Committee, and a Compensation Committee, and to establish certain parameters for those committees.

o Section 11 of Article I was modified to require the Board of Directors, immediately after each annual meeting of stockholders, to set a schedule of regular quarterly meetings of the Board for the ensuing year.

o Section 2 of Article II was modified to give either the Board of Directors or stockholders holding at least 10% of the Company's stock the right to call special meetings of the Company's stockholders. The Bylaws previously gave either the Company's President or stockholders holding at least 10% of the Company's stock the right to call special meetings of stockholders.
     Section 2 of Article II also was modified to provide more time in which to hold a special meeting that has been requested by the Company's stockholders. The Board of Directors believed that this change was prudent in light of the timing issues that now arise as a result of the Company's SEC and other reporting obligations.

o Section 6 of Article II was modified by adding a sentence to provide that the Chairman at a meeting of the Company's stockholders will appoint an election judge to determine and certify the vote count.

o Section 9 of Article II was modified to extend, from 10 to 30 days, the time in which the Company must deliver to any non-consenting stockholders the required notice of action taken by written consent of a majority of the Company's stockholders.

o Section 4 of Article III was modified by adding a provision to require separate approval by the Compensation Committee of any employment agreement with the Company's officers.

o Section 2 of Article V was modified to require a stockholder to give at least 30 business days' advance notice of a demand to inspect the Company's books and records. The Bylaws previously required five business days' notice.

o Certain other provisions were modified to correct typographical errors and to make other non-material administrative changes.
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Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

        Exhibit
        Number           Description
        ------           -----------
          3.2            Bylaws (as amended August 26, 2004)




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ONESOURCE TECHNOLOGIES, INC.



Dated:  August 31, 2004             By:  /s/ Leonard J. Ksobiech
                                         ------------------------------------
                                         Leonard J. Ksobiech
                                         Chief Financial Officer






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